Exhibit 23




[GRAPHIC-LOGO] BRYANT & WELBORN, L.L.P                    Leon Welborn, C.P.A.
    CPA        Certified Public Accountants               Leah Weatherly, C.P.A.
               601 Chase Drive, Tyler, Texas 75701        Jerry Garrett, C.P.A.
               Tel. (903) 561-4041 Fax (903) 561-4048





Board of Directors
East Texas Financial Services, Inc.
1200 S. Beckham
Tyler, Texas 75701

Members of the Board:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of East Texas Financial Services, Inc. (the "Company") of our report on the financial statements included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1996, filed pursuant to the Securities Exchange Act of 1934, as amended.

/s/ Bryant & Welborn L.L.P.
----------------------------
Bryant & Welborn L.L.P.

Tyler, Texas
December 26, 1996